FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2020 Third Quarter Financial Results

GREENSBORO, NC — January 29, 2020 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2020 third quarter, ended December 28, 2019. On a GAAP basis, revenue for Qorvo’s fiscal 2020 third quarter was $869 million, gross margin was 42.4%, operating income was $153 million and diluted earnings per share was $1.36. On a non-GAAP basis, gross margin was 49.3%, operating income was $252 million and diluted earnings per share was $1.86.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered an exceptional December quarter. In Mobile Products, 5G design wins are accelerating, and in IDP we are enjoying robust design win momentum. We’re also looking forward to welcoming two industry-leading teams, Decawave and Custom MMIC, to the Qorvo family, expanding our technology portfolio and product offerings.”

Strategic Highlights

•	Awarded broad-based design wins to supply highly integrated 4G/5G low-, mid-/high-, and ultra-high band solutions for second-generation 5G smartphones

•	Chosen to supply ultra-high band FEMs on multiple 5G cellular chipsets, leveraging performance advantages at higher frequencies and enabling next wave of 5G smartphones

•	Secured new 4G and 5G design wins and extended leadership in BAW-based multiplexers, including hexaplexers and recently launched micro BAW-based quadplexer

•	Expanded GaN customer engagements with ramp of high-power amplifiers at a third major OEM to support 5G massive MIMO deployments

•	Launched high power GaAs FEM addressing enhanced performance requirements of second-generation 5G millimeter wave base stations

•	Commenced volume shipments of BAW filters to a top-tier infrastructure OEM supporting China Mobile’s 5G small cell deployment

•	Introduced industry’s first solution combining a Zigbee, Thread and Bluetooth Low Energy SoC with a Wi-Fi 6 FEM to enable next-generation distributed Wi-Fi networks

•	Secured new design wins and increased shipments of Wi-Fi 6 FEMs across CPE, retail and mobile

•	Sampled complete V2X front end solution, including 5.9 GHz Wi-Fi coexistence BAW filter, to multiple automotive OEMs and tier-one suppliers

•	Shipped power management ICs into datacenter solid state drives for two of the top three storage providers

•
Signed, following the quarter, definitive agreements to acquire Decawave, a pioneer in ultra-wideband (UWB) technology and provider of UWB solutions for mobile, automotive and IoT applications; and Custom MMIC, a leading supplier of high-performance GaAs and GaN MMICs for defense and aerospace applications

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “Qorvo’s December quarter results and March quarter guidance reflect strength in our end markets of 5G, Wi-Fi and Defense and continued strong operating performance. Given our operating results and capital management, we now forecast free cash flow for the full fiscal year of over $700 million.”

Qorvo currently believes the demand environment in its end markets supports the following expectations for the March 2020 quarter:

•	Quarterly revenue in the range of $800 million to $840 million

•	Non-GAAP gross margin of approximately 48.5%

•	Non-GAAP diluted earnings per share of $1.55 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 28, 2019	For the quarter ended September 28, 2019	Change vs. Q2 FY 2020
Revenue	$869.1	$806.7	$62.4
Gross profit	$368.1	$323.6	$44.5
Gross margin	42.4%	40.1%	2.3	ppt
Operating expenses	$215.0	$210.8	$4.2
Operating income	$153.1	$112.8	$40.3
Net income	$161.4	$83.0	$78.4
Weighted average diluted shares	118.5	119.4	(0.9)
Diluted EPS	$1.36	$0.70	$0.66

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 28, 2019	For the quarter ended September 28, 2019	Change vs. Q2 FY 2020
Gross profit	$428.1	$375.1	$53.0
Gross margin	49.3%	46.5%	2.8	ppt
Operating expenses	$175.6	$166.7	$8.9
Operating income	$252.4	$208.4	$44.0
Net income	$220.8	$181.2	$39.6
Weighted average diluted shares	118.5	119.4	(0.9)
Diluted EPS	$1.86	$1.52	$0.34

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 28, 2019	For the quarter ended December 29, 2018	Change vs. Q3 FY 2019
Revenue	$869.1	$832.3	$36.8
Gross profit	$368.1	$338.4	$29.7
Gross margin	42.4%	40.7%	1.7	ppt
Operating expenses	$215.0	$257.2	$(42.2)
Operating income	$153.1	$81.2	$71.9
Net income	$161.4	$69.5	$91.9
Weighted average diluted shares	118.5	126.8	(8.3)
Diluted EPS	$1.36	$0.55	$0.81

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 28, 2019	For the quarter ended December 29, 2018	Change vs. Q3 FY 2019
Gross profit	$428.1	$411.8	$16.3
Gross margin	49.3%	49.5%	-0.2	ppt
Operating expenses	$175.6	$150.5	$25.1
Operating income	$252.4	$261.3	$(8.9)
Net income	$220.8	$234.1	$(13.3)
Weighted average diluted shares	118.5	126.8	(8.3)
Diluted EPS	$1.86	$1.85	$0.01
1Excludes stock-based compensation, amortization of intangibles, restructuring costs, acquisition and integration related costs, start-up costs, loss (gain) on assets, asset impairment and accelerated depreciation, loss on debt extinguishment, gain on consolidation of investment, other (income) expense and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, accelerated depreciation, restructuring costs and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to accelerated depreciation, restructuring costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs, certain non-cash expenses, gain on consolidation of investment, other (income) expense and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the one time deemed repatriation of historical foreign earnings enacted as part of the U.S. Tax Cuts and Jobs Act, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses (primarily acquisition and integration related costs). We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration related costs, restructuring costs, asset impairments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 3809925. The playback will be available through the close of business February 5, 2020.

About Qorvo

Qorvo (Nasdaq:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our acquisitions and other strategic investments, including our recent acquisitions of Active-Semi International, Inc. and Cavendish Kinetics Limited, and our pending acquisitions of Custom MMIC Design Services, Inc. and Decawave Limited, could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue	$869,073	$832,330	$2,451,369	$2,409,443

Costs and expenses:
Cost of goods sold	500,962	493,967	1,465,387	1,480,833
Research and development	122,851	109,985	357,385	337,636
Selling, general and administrative	81,205	125,604	258,458	401,041
Other operating expense	10,986	21,617	49,077	37,514
Total costs and expenses	716,004	751,173	2,130,307	2,257,024

Income from operations	153,069	81,157	321,062	152,419
Interest expense	(16,900)	(9,562)	(41,457)	(33,604)
Other income (expense), net	47,022	(706)	50,849	(77,219)

Income before income taxes	$183,191	$70,889	$330,454	$41,596
Income tax (expense) benefit	(21,835)	(1,372)	(46,519)	30,012
Net income	$161,356	$69,517	$283,935	$71,608

Net income per share, diluted	$1.36	$0.55	$2.37	$0.56

Weighted average outstanding diluted shares	118,455	126,842	119,712	128,360

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018

GAAP operating income	$153,069	$112,767	$81,157
Stock-based compensation expense	16,381	20,876	18,624
Amortization of intangible assets	62,910	56,288	132,227
Restructuring costs	5,956	3,863	1,510
Acquisition and integration related costs	7,226	7,549	3,700
Start-up costs	361	4	6,791
Asset impairment and accelerated depreciation	4,324	6,635	17,994
Loss (gain) on assets and other non-cash expenses	2,179	418	(748)
Non-GAAP operating income	$252,406	$208,400	$261,255

GAAP net income	$161,356	$83,038	$69,517
Stock-based compensation expense	16,381	20,876	18,624
Amortization of intangible assets	62,910	56,288	132,227
Restructuring costs	5,956	3,863	1,510
Acquisition and integration related costs	7,226	7,549	3,700
Start-up costs	361	4	6,791
Asset impairment and accelerated depreciation	4,324	6,635	17,994
Loss (gain) on assets and other non-cash expenses	2,179	418	(748)
Gain on consolidation of investment	(43,008)	—	—
Other (income) expense	(1,560)	(351)	5,143
Adjustment of income taxes	4,712	2,856	(20,638)

Non-GAAP net income	$220,837	$181,176	$234,120

GAAP weighted average outstanding diluted shares	118,455	119,429	126,842
Dilutive stock-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	118,455	119,429	126,842

Non-GAAP net income per share, diluted	$1.86	$1.52	$1.85

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	December 28, 2019		September 28, 2019		December 29, 2018
GAAP gross profit/margin	$368,111	42.4%	$323,582	40.1%	$338,363	40.7%
Amortization of intangible assets	44,910	5.2%	38,310	4.8%	62,711	7.5%
Restructuring costs	3,438	0.4%	1,034	0.1%	—	—%
Stock-based compensation expense	6,601	0.7%	2,372	0.3%	6,258	0.7%
Accelerated depreciation	4,324	0.5%	5,578	0.7%	3,080	0.4%
Other non-cash expenses	670	0.1%	4,265	0.5%	1,390	0.2%
Non-GAAP gross profit/margin	$428,054	49.3%	$375,141	46.5%	$411,802	49.5%

Three Months Ended
Non-GAAP Operating Income	December 28, 2019
(as a percentage of sales)

GAAP operating income	17.6%
Stock-based compensation expense	1.9%
Amortization of intangible assets	7.2%
Restructuring costs	0.7%
Acquisition and integration related costs	0.8%
Asset impairment and accelerated depreciation	0.5%
Loss (gain) on assets, start-up costs and other non-cash expenses	0.3%
Non-GAAP operating income	29.0%

Three Months Ended
Free Cash Flow (1)	December 28, 2019
(in millions)

Net cash provided by operating activities	$300.8
Purchases of property and equipment	(40.7)
Free cash flow	$260.1

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018
GAAP research and development expense	$122,851	$115,614	$109,985
Less:
Stock-based compensation expense	6,205	6,219	5,653
Other non-cash expenses	482	482	3,049
Non-GAAP research and development expense	$116,164	$108,913	$101,283

	Three Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018
GAAP selling, general and administrative expense	$81,205	$88,274	$125,604
Less:
Stock-based compensation expense	3,540	12,285	6,594
Amortization of intangible assets	17,999	17,978	69,515
Other non-cash expenses	182	183	232
Non-GAAP selling, general and administrative expense	$59,484	$57,828	$49,263

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 28, 2019	March 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,097,724	$711,035
Accounts receivable, net	409,835	378,172
Inventories	479,885	511,793
Other current assets	80,228	83,841
Total current assets	2,067,672	1,684,841

Property and equipment, net	1,278,988	1,366,513
Goodwill	2,415,802	2,173,889
Intangible assets, net	595,307	408,210
Long-term investments	40,896	97,786
Other non-current assets	120,838	76,785
Total assets	$6,519,503	$5,808,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$426,197	$393,823
Other current liabilities	65,008	41,791
Total current liabilities	491,205	435,614

Long-term debt	1,568,554	920,935
Other long-term liabilities	120,367	91,796
Total liabilities	2,180,126	1,448,345

Stockholders’ equity	4,339,377	4,359,679
Total liabilities and stockholders’ equity	$6,519,503	$5,808,024

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968